UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 29, 2025

NeueHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40537	47-4991296
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9250 NW 36th St Suite 420, Doral, Florida	33178
Address of Principal Executive Office	(Zip Code)
(612) 238-1321
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NEUE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
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Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 29, 2025, NeueHealth, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). There were 6,617,884 shares of common stock represented at the Annual Meeting. The stockholders of the Company voted as follows on the following matters at the Annual Meeting:

(1) Election of Directors. The ten directors standing for election to serve until the 2026 annual meeting of stockholders were elected based upon the following votes:

	For	Against	Abstain
Kedrick D. Adkins Jr.	5,222,328	0	96,908
Linda Gooden	5,223,796	0	95,440
Jeffrey R. Immelt	5,106,216	0	213,020
Manuel Kadre	5,135,441	0	183,795
Stephen Kraus	5,220,076	0	99,160
Mohamad Makhzoumi	5,137,229	0	182,007
Matthew G. Manders	5,223,806	0	95,430
G. Mike Mikan	5,147,238	0	171,998
Robert J. Sheehy	5,140,861	0	178,375
Andrew Slavitt	5,237,292	0	81,944

(2) Ratification of the appointment of Deloitte & Touche LLP. The appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025 was ratified based upon the following votes:

For	Against	Abstain
6,527,293	19,035	71,556

(3) Non-binding advisory vote on executive compensation. The compensation of the Company’s named executive officers for 2024 was approved on a non-binding, advisory basis based upon the following votes:

For	Against	Abstain
4,718,914	525,161	75,161

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	The cover page from the Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeueHealth, Inc.

Date:	05/30/2025	By:	/s/ Jeff Craig
		Name:	Jeff Craig
		Title:	General Counsel and Corporate Secretary